MASTER LETTER OF CREDIT AGREEMENT
Dated as of April 1, 2026
THIS MASTER LETTER OF CREDIT AGREEMENT (as amended, supplemented or otherwise modified by the Collateral Addendum, the Side Letter and any Commitment Notice, this “Agreement”) is issued by Greenlight Reinsurance Ireland, Designated Activity Company, a designated activity company incorporated under the laws of Ireland with company number 475022 (“GRIL” or the “Applicant”), in favor of CIBC Bank USA (together with its affiliates that may in the future issue Letters of Credit, the “Bank”).
The Applicant may from time to time request that the Bank issue Letters of Credit for the account of the Applicant. The Applicant agrees that, except as provided below, any such Letter of Credit shall be subject to the terms and provisions of this Agreement, and the Applicant further agrees with and for the benefit of the Bank as follows:
SECTION 1    CERTAIN DEFINITIONS. When used herein the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms and any capitalized terms used but not defined in this Agreement shall have the meanings given thereto in the Side Letter):
Application means, at any time, an application (which shall be in writing, including by facsimile, or made by electronic transmission) for a letter of credit to be issued by the Bank pursuant to this Agreement, specifying (a) the requested issuance date, the amount, the beneficiary and the expiration date of such letter of credit, (b) the documentary requirements for drawing thereunder and (c) such other information as the Bank may reasonably request.
Event of Default means any of the events described in Section 9.1.
ISP means at any time the most recent International Standby Practices issued by the Institute for International Banking Law & Practice, Inc.
Item means any draft, order, instrument, demand or other document drawn or presented, or to be drawn or presented, under any Letter of Credit.
Letter of Credit means any letter of credit (including any Existing Letter of Credit) issued by the Bank for the account of the Applicant under the terms of this Agreement, in each case as amended or otherwise modified from time to time, but excluding any letter of credit (other than any Existing Letter of Credit) that is issued pursuant to an Application which expressly provides that such letter of credit is not issued pursuant to this Agreement. A letter of credit issued by the Bank pursuant to an Application from the Applicant shall be a Letter of Credit hereunder even if another Person is named as the “Applicant” or “Account Party” in such letter of credit. Further, for all purposes of this Agreement, a Letter of Credit shall include any letter of credit issued by a third party bank at the request of the Bank, which letter of credit otherwise complies with the terms of the Application submitted by or on behalf of the Applicant, and all obligations and liabilities of the Applicant in connection therewith shall be deemed to be Liabilities of the Applicant to Bank under this Agreement.
Liabilities means all obligations of the Applicant to the Bank and its successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, arising out of or in connection with this Agreement, any Letter of Credit, any Application or any instrument or document delivered in connection herewith or therewith.
Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

Side Letter means that certain side letter of even date herewith by and among the Applicant and the Bank, attached as Addendum A hereto and made a part hereof, as amended from time to time.
UCC means at any time the Uniform Commercial Code as then in effect in the State of New York.
UCP means at any time the most recent Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce.
Unmatured Event of Default means any event which, if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default.
SECTION 2     LETTER OF CREDIT PROCEDURES.
2.1     Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement, the Bank may from time to time issue Letters of Credit for the account of the Applicant; provided that the terms and provisions of each Letter of Credit and the Application therefor shall be consistent with this Agreement or otherwise satisfactory to the Bank in its discretion.
2.2    Applications. Not later than three Business Days prior to the date of the proposed issuance of a Letter of Credit (or such later date as the Bank shall agree), the Applicant shall deliver an Application for such Letter of Credit to the Bank. An Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Bank, by personal delivery or by any other means acceptable to the Bank.
2.3    Form of Letters of Credit.
(a)    The Applicant authorizes the Bank to set forth the terms of each Application in the Letter of Credit corresponding to such Application (and in any amendment thereto) in such language as the Bank in its reasonable discretion deems appropriate, with such variations from such terms as the Bank may in its discretion determine to be necessary (which determination shall be conclusive absent manifest error) and not materially inconsistent with such Application. The Bank may, but shall not be obligated to, request the Applicant to review the form of a Letter of Credit prior to issuance thereof, in which case the Applicant shall be deemed to have approved the form of such Letter of Credit unless it shall have objected thereto prior to the requested issuance date of such Letter of Credit. With respect to any other Letter of Credit, the Applicant agrees that such Letter of Credit shall be conclusively presumed to be in proper form unless the Applicant notifies the Bank in writing of any inconsistency in such Letter of Credit within three Business Days of its issuance (or such later date as the Bank shall agree). Upon receipt of timely notice of any discrepancy in any Letter of Credit, the Bank will endeavor to obtain the consent of the beneficiary and any confirming bank for an appropriate modification to such Letter of Credit; provided that the Bank shall have no liability or responsibility for its failure to obtain such consent.
(b)    The Applicant accepts the risk that a Letter of Credit will be interpreted or applied other than as intended by the Applicant to the extent such Letter of Credit (i) permits presentation at a place other than the place of issuance, (ii) permits application of laws other than the governing law of this Agreement as set forth in Section 11.5 of this Agreement, (iii) requires termination or reduction against a presentation made by the Applicant rather than the beneficiary or (iv) fails to incorporate, or permits the application of rules and practices other than, established letter of credit practices and rules.
2.4    Representations and Warranties. The delivery of each Application shall automatically constitute a representation and warranty by the Applicant to the Bank to the effect that on the
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requested date of issuance of such Letter of Credit, (a) the representations and warranties of the Applicant set forth in Section 4 of this Agreement shall be true and correct as of such requested date as though made on such requested date of issuance and (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing or will result from such issuance.
SECTION 3    REIMBURSEMENT OBLIGATIONS; RESPONSIBILITIES, ETC.
3.1    Reimbursement Obligations. The Applicant hereby agrees to reimburse the Bank forthwith upon demand in an amount equal to any payment or disbursement made by the Bank under any Letter of Credit, together with interest on the amount so paid or disbursed by the Bank from and including the date of payment or disbursement to but not including the date the Bank is reimbursed by the Applicant at a rate per annum equal to the Prime Rate from time to time in effect plus 2.50% per annum plus, beginning on the third Business Day after receipt of notice from the Bank of such payment or disbursement, 3% per annum (or, if less, the maximum rate permitted by applicable law). The obligation of the Applicant to reimburse the Bank under this Section 3 for payments and disbursements made by the Bank under any Letter of Credit shall be absolute and unconditional under any and all circumstances, including, without limitation, the following:
(a)    any failure of any Item presented under such Letter of Credit to comply strictly with the terms of such Letter of Credit;
(b)    the legality, validity, regularity or enforceability of such Letter of Credit or of any Item presented thereunder;
(c)    any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable;
(d)    the existence of any claim, set-off, defense or other right that the Applicant may have at any time against any beneficiary or transferee of such Letter of Credit, the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;
(e)    any Item presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(f)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(g)    waiver by the Bank of any requirement that exists for the Bank’s protection and not the protection of the Applicant or any waiver by the Bank which does not in fact materially prejudice the Applicant;
(h)    any payment made by the Bank in respect of an Item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if payment after such date is authorized by the ISP, the UCC or the UCP, as applicable; or
(i)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;
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provided that the Applicant shall not be obligated to reimburse the Bank for any wrongful payment or disbursement made by the Bank under any Letter of Credit as a result of any act or omission constituting gross negligence or willful misconduct on the part of the Bank.
3.2    Discrepancies. The Applicant agrees that it will promptly examine any and all instruments and documents delivered to it from time to time in connection with any Letter of Credit, and if the Applicant has any claim of non-compliance with its instructions or of discrepancies or other irregularity, the Applicant will immediately (and, in any event, within three Business Days or such later date as the Bank shall agree) notify the Bank thereof in writing, and the Applicant shall be deemed to have waived any claim against the Bank unless such notice is given within such time period. Without limiting the foregoing, if the Bank makes any payment or disbursement under a Letter of Credit and the Applicant does not, within three Business Days following the Applicant’s receipt of notice from the Bank of such payment or disbursement (or such later date as the Bank shall agree), send a notice to the Bank objecting to such payment or disbursement and specifying in reasonable detail the discrepancy or irregularity which is the basis for such objection, then the Applicant shall be precluded from making any objection to the Bank’s honor of the presentation with respect to which such payment or disbursement was made (but shall not be precluded from asserting any objection (x) in the case of gross negligence or willful misconduct on the part of the Bank or (y) to any different presentation under the same or a different Letter of Credit).
3.3    Documents. Unless specified to the contrary in the relevant Application or the applicable Letter of Credit, the Applicant agrees that the Bank and its correspondents: (a) may accept as complying with the applicable Letter of Credit any Item drawn, issued or presented under such Letter of Credit which is issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party identified in such Letter of Credit as the party permitted to draw, issue or present such Item; and (b) may in its or their reasonable discretion, but shall not be obligated to, accept or honor (i) [reserved]; (ii) any Item which substantially complies under the laws, rules, regulations and general banking or trade customs and usages of the place of presentation, negotiation or payment; (iii) drafts which fail to bear any or adequate reference to the applicable Letter of Credit; (iv) any Item presented to the Bank after the stated expiration date of a Letter of Credit but within any applicable time period during which such Letter of Credit may be honored in accordance with the UCP, the UCC and/or the ISP, as applicable (and, in any event, any Item presented to the Bank on the Business Day immediately following the stated expiration date of any Letter of Credit, if such stated expiration date falls on a day which is not a Business Day); or (v) any Item which substantially complies with the requirements of the UCP, the UCC and/or the ISP, as applicable. In determining whether to pay under any Letter of Credit, the Bank shall have no obligation to the Applicant or any other Person except to confirm that the Items required to be delivered under such Letter of Credit appear to have been delivered and appear on their face to substantially comply with the requirements of such Letter of Credit. For purposes of the foregoing, an Item “substantially complies” unless there are discrepancies in the presentation which appear to be substantial and which reflect corresponding defects in the beneficiary’s performance in the underlying transaction. A discrepancy is not substantial if it is unrelated or immaterial to the nature or amount of the Applicant’s loss. For example, documents honored by the Bank that do not comply with the timing requirements of the Letter of Credit for presenting or dating any required beneficiary statement nonetheless substantially comply if those timing requirements are not material in determining whether the underlying agreement has been substantially performed or violated.
3.4    Exculpation. In addition to the exculpatory provisions contained in the UCP, the UCC and/or the ISP, as applicable, the Bank and its correspondents shall not be responsible for, and the Applicant’s obligation to reimburse the Bank shall not be affected by, (a) compliance with any law, custom or regulation in effect in the country of issuance, presentation, negotiation or
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payment of any Letter of Credit, (b) any refusal by the Bank to honor any Item because of an applicable law, regulation or ruling of any governmental agency, whether now or hereafter in effect, (c) any action or inaction required or permitted under the UCC, the UCP, the ISP or the United Nations Convention on Independent Guarantees and Stand-by Letters of Credit, in each case as applicable, or (d) any act or the failure to act of any agent or correspondent of the Bank appointed or selected in good faith by the Bank, including, without limitation, failure of any such agent or correspondent to pay any Item because of any law, decree, regulation, ruling or interpretation of any governmental agency, except, in each case, to the extent caused by Bank’s, such agent’s or such correspondent’s gross negligence or willful misconduct.
3.5     Risks. The Applicant assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit (it being understood that such assumption is not intended to, and shall not, preclude the Applicant from pursuing any right or remedy it may have against any such beneficiary or transferee). The Applicant further agrees that any action or omission by the Bank under or in connection with any Letter of Credit or any related Item, document or property shall, unless in breach of good faith or constituting gross negligence or willful misconduct, be binding on the Applicant and shall not put the Bank under any resulting liability to the Applicant. Without limiting the foregoing, the Applicant agrees that in no event shall the Bank be liable for incidental, consequential, punitive, exemplary or special damages.
3.6     Limitation on Bank’s Obligations. Without limiting any other provision herein, the Bank is expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of any Letter of Credit without regard to, and without any duty on the part of the Bank to inquire into, the existence of any dispute or controversy between any of the Applicant, the beneficiary of any Letter of Credit or any other Person, or the respective rights, duties or liabilities of any of them, or whether any facts represented in any Item presented under a Letter of Credit are true or correct. Furthermore, the Applicant agrees that the Bank’s obligation to the Applicant shall be limited to honoring requests for payment made under and in compliance with the terms of any Letter of Credit, and the Bank’s obligation remains so limited even if the Bank has prepared or assisted in the preparation of the wording of any Letter of Credit or any Item required to be presented thereunder and even if the Bank is otherwise aware of the underlying transaction giving rise to any Letter of Credit.
3.7    Automatic Renewal/Extension of Letters of Credit. IF ANY LETTER OF CREDIT CONTAINS ANY PROVISION FOR AUTOMATIC RENEWAL/EXTENSION, THE APPLICANT ACKNOWLEDGES AND AGREES THAT THE BANK IS UNDER NO OBLIGATION TO ALLOW SUCH RENEWAL/EXTENSION TO OCCUR AND ANY SUCH RENEWAL/EXTENSION SHALL REMAIN WITHIN THE SOLE AND ABSOLUTE DISCRETION OF THE BANK. THE APPLICANT AND THE BANK IRREVOCABLY CONSENT TO THE AUTOMATIC RENEWAL/EXTENSION OF EACH SUCH LETTER OF CREDIT IN ACCORDANCE WITH ITS TERMS IF THE BANK ALLOWS SUCH RENEWAL/EXTENSION TO OCCUR; PROVIDED THAT THE APPLICANT SHALL HAVE THE RIGHT TO REQUEST THE BANK TO DISALLOW ANY SUCH RENEWAL/EXTENSION ON THE CONDITION THAT THE APPLICANT SHALL GIVE THE BANK PRIOR WRITTEN NOTICE OF SUCH REQUEST NOT LESS THAN 30 DAYS PRIOR TO THE DEADLINE IMPOSED UPON THE BANK FOR NOTIFICATION TO THE BENEFICIARY OF NON-RENEWAL/EXTENSION OF ANY SUCH LETTER OF CREDIT.
SECTION 4    REPRESENTATIONS AND WARRANTIES. The Applicant represents and warrants to the Bank that:
4.1    Organization, etc. The Applicant is validly existing and in good standing (to the extent the concept is applicable in such jurisdiction, it being acknowledged that this is not a concept applicable in Ireland) under the laws of its jurisdiction of organization; and the Applicant is duly qualified to do business in each jurisdiction where, because of the nature of its activities
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or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.
4.2    Due Authorization; No Conflict. The Applicant is duly authorized to execute and deliver this Agreement, is duly authorized to borrow monies and request Letters of Credit hereunder and is duly authorized to perform its Liabilities under this Agreement. The execution, delivery and performance by the Applicant of this Agreement, and the issuance of Letters of Credit hereunder, do not and will not (i) require any consent or approval of any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (x) any provision of applicable law, (y) the charter, by-laws or other organizational documents of the Applicant or (z) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Applicant or (iii) require, or result in, the creation or imposition of any Lien on any asset of the Applicant (other than Liens in favor of the Bank created pursuant to the Collateral Addendum), except, in the case of the foregoing clauses (i), (ii)(x) or (iii), to the extent the failure to obtain such consent or approval or such conflict would not reasonably be expected to have a Material Adverse Effect.
4.3    Validity and Binding Nature. This Agreement is the legal, valid and binding obligation of the Applicant, enforceable against the Applicant in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
4.4    Approvals. No authorization, approval or consent of, or notice to or filing with, any governmental or regulatory authority is required to be made in connection with the execution and delivery by the Applicant of this Agreement or the issuance of any Letter of Credit for the account of the Applicant pursuant hereto, except to the extent the failure to obtain such authorization, approval or consent, to provide such notice or to make such filing, would not reasonably be expected to have a Material Adverse Effect.
SECTION 5    FEES. The Applicant agrees to pay the Bank all fees of the Bank (at the rates specified by the Bank from time to time in schedules delivered by the Bank to the Applicant) with respect to each Letter of Credit (including, without limitation, all fees associated with any amendment to, drawing under, banker's acceptance pursuant to, or transfer of a Letter of Credit), such fees to be payable on demand by the Bank therefor. As of the date of this Agreement, such fees are as set forth on Exhibit A attached hereto.
SECTION 6    [RESERVED].
SECTION 7    MAKING OF PAYMENTS.
7.1    Payments in General. All payments of principal of, or interest on, letter of credit reimbursement obligations, all payments of fees and all other payments hereunder shall be made by the Applicant in immediately available funds to the Bank at its principal office in Chicago not later than 12:00 P.M., Chicago time, on the date due, and funds received after that time shall be deemed to have been received by the Bank on the next Business Day. If any payment of principal, interest or fees falls due on a day which is not a Business Day, then such due date shall be extended to the next Business Day, and additional interest shall accrue and be payable for the period of such extension.
7.2    Debiting of Accounts. The Applicant irrevocably agrees that, at any time an Event of Default exists, the Bank or any affiliate thereof that has issued a Letter of Credit may (but neither the Bank nor any such affiliate shall be obligated to), debit any deposit account of the Applicant in an amount sufficient to pay any fee, reimbursement obligation or other amount that is due and
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payable hereunder. The Bank or the applicable affiliate shall promptly notify the Applicant of any such debit (but failure of the Bank or any such affiliate to do so shall not impair the effectiveness thereof or impose any liability on the Bank or such affiliate).
7.3    Reimbursement Obligations. The Applicant shall reimburse the Bank for each payment under a Letter of Credit in the same currency in which such payment was made; provided that, if the Bank so requests (in its discretion), the Applicant shall reimburse the Bank in United States dollars for any payment under a Letter of Credit made in a foreign currency at the rate at which the Bank could sell such foreign currency in exchange for United States dollars for transfer to the place of payment of such payment or, if there is no such rate, the United States dollar equivalent of the Bank’s actual cost of settlement. The Applicant agrees to pay the Bank on demand in United States dollars such amounts as the Bank may be required to expend to comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign currency.
SECTION 8    [RESERVED].
SECTION 9    EVENTS OF DEFAULT AND THEIR EFFECT.
9.1     Events of Default. Each of the following shall constitute an Event of Default under this Agreement:
(a)    Non-Payment of Liabilities, etc. Default in the payment when due of the reimbursement obligations set forth herein; or default, and continuance thereof for five (5) days, in the payment when due of any interest, fee or other amount payable by Applicant hereunder or under any other Loan Document.
(b)    Bankruptcy, etc. The Applicant or any guarantor of the Liabilities shall become insolvent or admit in writing its inability to pay debts as they mature, or the Applicant or any such guarantor shall apply for, consent to or acquiesce in the appointment of a trustee or receiver, or in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for the Applicant or any such guarantor, or any proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted by or against the Applicant or any such guarantor and, if instituted against the Applicant or such guarantor, remains for 60 days undismissed, unstayed, undischarged and unbonded, or any writ of attachment is issued against any substantial portion of the Applicant’s or any such guarantor’s property and is not released within 60 days of service, or the Applicant or any such guarantor takes any action to authorize, or in furtherance of, any of the foregoing.
(c)    Other Agreements with Bank. Any “Event of Default” shall occur under the terms of the Parent Credit Agreement for so long as such “Event of Default” is unremedied and not waived by the requisite lenders under the Parent Credit Agreement.
(d)    Representations and Warranties. Any representation or warranty made by the Applicant herein or in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date made.
9.2     Effect of Event of Default. If any Event of Default described in Section 9.1(b) shall occur, all Liabilities shall immediately become due and payable and the Applicant shall immediately become obligated to deliver to the Bank Cash Collateral (to the extent not previously delivered) in an amount equal to the face amount of all outstanding Letters of Credit; and if any other Event of Default shall occur and be continuing, the Bank may declare all Liabilities to be due and payable and may demand that the Applicant immediately deliver to the Bank Cash
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Collateral (to the extent not previously delivered) in an amount equal to the face amount of all outstanding Letters of Credit, whereupon all Liabilities shall become immediately due and payable and the Applicant shall immediately become obligated to deliver to the Bank Cash Collateral (to the extent not previously delivered) in an amount equal to the face amount of all outstanding Letters of Credit. The Bank shall promptly advise the Applicant of any such declaration, but failure to do so shall not impair the effect of such declaration. All Cash Collateral, and the products and proceeds thereof, if any, shall be held by the Bank and applied to Liabilities arising in connection with any drawing under a Letter of Credit. After all Letters of Credit have been fully drawn, expired or been terminated, such Cash Collateral shall be applied by the Bank, first, to any remaining Liabilities, second, if an Event of Default has occurred and is continuing, any other liabilities of the Applicant to the Bank under the Loan Documents, and third, any excess shall be delivered to the Applicant or as a court of competent jurisdiction may direct.
SECTION 10    SECURITY.
10.1     Security Interest. This Agreement and the Liabilities hereunder are secured pursuant to the Collateral Addendum.
10.2     Rights and Remedies. The Bank shall have all rights and remedies of a secured party under the UCC. If prior notice to the Applicant is required for any action under the UCC, the Bank shall give the Applicant at least ten days’ notice in writing of the event giving rise to such required notice, and the Applicant agrees that such notice will be deemed commercially reasonable. Any property or document representing collateral may be held by the Bank in its name or in the name of the Bank’s nominee, all without prior notice.
SECTION 11    GENERAL.
11.1     Waiver; Amendments. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Bank and the Applicant, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
11.2    Notices.
(a)     Except as otherwise expressly provided herein, all notices hereunder shall be in writing (including facsimile and electronic transmission, which shall be considered original writings). Notices given by mail shall be deemed to have been given three Business Days after the date sent if sent by registered or certified mail, postage prepaid, to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party to this Agreement, have designated as its address for notices. Notices given by facsimile or electronic transmission shall be deemed to have been given when sent. Notices sent by any other means shall be deemed to have been given when received (or when delivery is refused).
(b)     The Bank may rely on any writing (including any facsimile, any electronic transmission or any information on a computer disk or similar medium which may be reduced to writing), or any telephonic or other oral message or instruction (including, without limitation, any oral waiver of any discrepancy with respect to any Item), that the Bank
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believes in good faith to have been received from an authorized officer, employee or representative of the Applicant, and the Bank shall not be liable for any action taken in good faith with respect to any writing, message or instruction from an unauthorized person. The Bank shall not be under any duty to verify the identity of any person submitting any Application or other writing or making any other communication hereunder. Notwithstanding the foregoing, the Bank is not obligated to recognize the authenticity of any request to issue, amend, honor or otherwise act on any Letter of Credit that is not evidenced to the Bank’s satisfaction by a writing originally signed by a person the Applicant has certified is authorized to act for the Applicant hereunder or by a message or instruction authenticated to the Bank’s satisfaction.
11.3     Costs, Expenses; Indemnification.
(a)     The Applicant agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Bank (including Attorney Costs) in connection with the preparation, execution, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable and documented out-of-pocket costs and expenses (including Attorney Costs) incurred by the Bank after an Event of Default in connection with the collection of the Liabilities or the enforcement of this Agreement, the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof.
(b)     IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE BANK AND THE AGREEMENT TO ISSUE LETTERS OF CREDIT, THE APPLICANT HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD BANK AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE BANK (EACH A “BANK PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY BANK PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE BANK PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE BANK PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE APPLICANT HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 11.3 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT. THIS SECTION 11.3 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.
(c)     Without limiting clause (b), the Applicant agrees to indemnify the Bank, and to hold the Bank harmless from, any loss or expense incurred by the Bank as a result of any judgment or order being given or made for the payment of any amount due hereunder in a particular currency (the “Currency of Account”) and such judgment or order being
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expressed in a currency (the “Judgment Currency”) other than the Currency of Account and as a result of any variation having occurred in the rate of exchange between the date on which such amount is converted into the Judgment Currency and the date of actual payment pursuant thereto. The foregoing indemnity shall constitute a separate and independent obligation of the Applicant.
(d)     All obligations provided for in this Section 11.3 shall survive any termination of this Agreement.
11.4     Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
11.5     Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles. Except to the extent inconsistent with such state law or otherwise expressly stated in any Letter of Credit, each Letter of Credit and this Agreement also are subject to the terms of (i) with respect to matters relating to standby Letters of Credit and Applications therefor, the ISP, and (ii) with respect to matters relating to commercial Letters of Credit and Applications therefor, the UCP. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Applicant and rights of the Bank expressed herein shall be in addition to and not in limitation of those provided by applicable law.
11.6     Counterparts; E-Signature. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Bank shall be deemed to be originals.
11.7    Successors and Assigns. This Agreement shall be binding upon the Applicant, the Bank and their respective successors and assigns, provided that the Applicant may not assign any of its rights or obligations hereunder without the prior written consent of the Bank.
11.8    Right of Bank to Act through Branches and Affiliates. The Bank may cause any Letter of Credit requested by the Applicant to be issued by a branch or affiliate of the Bank, and all references to the “Bank” herein or in any related document shall include each applicable branch or affiliate.
11.9    Foreign Assets Control Regulations; USA Patriot Act Notice. The Applicant certifies that no transaction in foreign commodities covered by any Application will be prohibited under the foreign assets control regulations of the United States Treasury Department and that any importation related to any Letter of Credit will conform with all other applicable laws, rules and regulations, except where failure to conform to such other laws, rules and regulations would not reasonably be expected to have a Material Adverse Effect. The Applicant shall (a) ensure, and cause each subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Applicant or any subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the Letters of Credit or the proceeds of the Letter of Credits to violate any of the foreign asset control regulations of OFAC or any enabling statute
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or Executive Order relating thereto, and (c) comply, and cause each subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended. The Bank hereby notifies the Applicant that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies the Applicant, which information includes the name and address of the Applicant and such other information that will allow the Bank to identify the Applicant in accordance with the Act.
11.10    Mitigation; Limitation of Liability. The Applicant agrees to use commercially reasonable efforts to avoid or reduce the amount of any damages which may be claimed against the Bank. For example, (a) in the case of wrongful honor, the Applicant agrees to use commercially reasonable efforts to enforce its rights arising out of the underlying transaction (except to the extent that enforcement is impractical due to the insolvency of the beneficiary or other Person from whom the Applicant might otherwise recover), and (b) in the case of wrongful dishonor, the Applicant agrees to use commercially reasonable efforts to act specifically and timely to authorize the Bank to effect a cure and give written assurances to the beneficiary that a cure is being arranged. The Applicant’s aggregate remedies against the Bank for honoring a presentation or retaining honored documents in breach of the Bank’s obligations to the Applicant (whether arising under this Agreement, applicable letter of credit practice or law, or any other agreement or law) are limited to the aggregate amount paid by the Applicant to the Bank with respect to the honored presentation.
11.11    Subrogation. The Bank shall be subrogated (for purposes of defending against the Applicant’s claims and proceeding against others to the extent of any liability of the Bank to the Applicant) to the Applicant’s rights against any Person who may be liable to the Applicant on any underlying transaction, to the rights of any holder in due course or Person with similar status against the Applicant and to the rights of the beneficiary of any Letter of Credit or its assignee or any Person with similar status against the Applicant.
11.12    [Reserved]
11.13    Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY APPLICATION, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE BANK’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE APPLICANT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION. THE APPLICANT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE BANK AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE APPLICANT EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
11.14    Waiver of Jury Trial. EACH OF THE APPLICANT AND, BY ISSUING ANY LETTER OF CREDIT, THE BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY APPLICATION, INSTRUMENT, DOCUMENT, AMENDMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE
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DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
[Signature Pages Follow.]
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The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.
APPLICANT:
GREENLIGHT REINSURANCE IRELAND, DESIGNATED ACTIVITY COMPANY
By:/s/ Patrick O’Brien
Patrick O’Brien, Director

Greenlight Reinsurance Ireland, Designated Activity Company
50 City Quay
Dublin 2
DO2 F588
Attention: Edward Brady
Email: eamon@greenlightre.com

BANK:
CIBC BANK USA
By:/s/ Amanda Buzdum
Amanda Buzdum, Managing Director
CIBC Bank USA
120 S. LaSalle St, Chicago, IL  60603
Attention: Amanda Buzdum
Email: Amanda.buzdum@cibc.com

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ADDENDUM A

[Attached]
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CONFIDENTIAL
CIBC Bank USA
120 S. LaSalle St.
Chicago, Illinois 60603
April 1, 2026
Greenlight Reinsurance Ireland, Designated Activity Company
50 City Quay
Dublin 2
D02F588
Attention: Edward Brady
Email: eamon@greenlightre.com
This is the “Side Letter” (this “Side Letter”) referred to in that certain Master Letter of Credit Agreement of even date herewith (the “Existing Master L/C Agreement”, as amended by the Collateral Addendum, this Side Letter and any Commitment Notice, the “Master L/C Agreement”) by and between Greenlight Reinsurance Ireland, Designated Activity Company, a designated activity company incorporated under the laws of Ireland with company number 475022 (the “Applicant”) and CIBC Bank USA (together with its affiliates that may in the future issue Letters of Credit, “Bank”). Capitalized terms used, but not defined, herein shall have the meanings assigned thereto in the Existing Master L/C Agreement.
For good and valuable consideration, Applicant and Bank hereby agree as follows:
1.Amendments to Existing Master L/C Agreement. The Existing Master L/C Agreement is hereby amended as follows
(a)The following definitions are hereby added to Section 1 of the Existing Master L/C Agreement in their entirety:
Attorney Costs means all reasonable and documented fees and charges of one law firm to the Bank (including one local counsel law firm in each relevant jurisdiction to the extent reasonably necessary); provided, however, if a conflict of interest exists and a party affected by such conflict retains its own counsel, Attorney Costs shall include all reasonable and documented fees and charges of another firm of counsel for such affected party.
Business Day means any day on which the Bank is open for commercial banking business at its principal office in Chicago, Illinois.
Cash Collateral has the meaning given to such term in the Collateral Addendum.
Cash Collateralize means to deliver Cash Collateral to the Bank, to be held as Cash Collateral for outstanding Letters of Credit, pursuant to the terms of the Collateral Documents in an amount equal to the Stated Amount of the applicable Letter of Credit. Derivatives of such term have corresponding meanings.
Code means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
Collateral means the Applicant’s assets subject to the Collateral Addendum.
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Collateral Addendum means Addendum B to this Master Letter of Credit Agreement by and among the Applicant and the Bank attached hereto and made a part hereof, as amended from time to time.
Collateral Documents means, collectively, the Collateral Addendum, and any other agreement or instrument pursuant to which the Applicant or any other Person grants or purports to grant collateral to the Bank to secure the Liabilities or otherwise relates to such collateral.
Commitment means the Bank’s commitment to issue Letters of Credit under this Agreement in an aggregate amount not to exceed, initially, $50,000,000, as such amount may be increased or decreased from time to time pursuant to Section 2.5(b).
Commitment Adjustment has the meaning given to such term in Section 2.5(b).
Commitment Notice means a notice for an increase or decrease to the Commitment pursuant to Section 2.5(b) in substantially the form attached hereto as Exhibit I.
Commitment Notice Period has the meaning given to such term in Section 2.5(b).
Existing Letters of Credit means the letters of credit issued by the Bank for the account of the Applicant prior to the date hereof pursuant to the Greenlight Re Master L/C Agreement that are outstanding as of the date hereof.
FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor or version that is substantially compatible and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into by the United States pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
Governmental Authority means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
Greenlight Re Commitment has the meaning given to the term “Commitment” in the Greenlight Re Master L/C Agreement from time to time.
Greenlight Re Master L/C Agreement means, the Amended and Restated Master Letter of Credit Agreement, dated as of the date hereof, by and between Greenlight Reinsurance, Ltd. and Bank, as may be amended, restated, duplicated, replaced or otherwise modified from time to time.
Ireland means Ireland exclusive of Northern Ireland.
Lender means the Bank, together with each of its permitted successors and assigns in such capacity
Loan Documents means, collectively, this Agreement, the Letters of Credit, the Applications, the Collateral Documents, the Side Letter, any Commitment Notice and all documents, instruments and agreements delivered in connection with the foregoing.
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Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Applicant, (b) a material impairment of the ability of the Applicant to perform any of the material obligations (as determined by the Bank in its reasonable discretion) under this Agreement, (c) a material adverse effect upon any substantial portion of the Collateral or upon the legality, validity, binding effect or enforceability against the Applicant of any material Loan Document (as determined by the Bank in its reasonable discretion) or (d) a material impairment of the Bank’s rights and remedies under this Agreement and the other Loan Documents, taken as a whole.
Parent Credit Agreement means that certain Credit Agreement dated as of June 16, 2023 by and among Greenlight Capital Re, Ltd., the other “Loan Parties” thereunder, the financial institutions that are or may from time to time become parties thereto and CIBC Bank USA, as administrative agent for the lenders, as amended by that certain First Amendment to Credit Agreement dated as of September 3, 2025 and as may be further amended, restated or otherwise modified from time to time.
Prime Rate means, for any day, the rate of interest in effect for such day as announced from time to time by the Bank as its prime rate (whether or not such rate is actually charged by the Bank), which is not intended to be the Bank’s lowest or most favorable rate of interest at any one time. The Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Bank shall not be obligated to give notice of any change in the Prime Rate.
Qualifying Lender means:
(a)    a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:
(i)    a bank (within the meaning of section 246(1) TCA) which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA;
(ii)    a body corporate:
(A)    which is resident for the purposes of Tax in a Relevant Territory (residence for these purposes to be determined in accordance with the laws of the Relevant Territory of which the Lender claims to be resident) where that Relevant Territory imposes a Tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory; or
(B)    where interest payable to it under a Loan Document:
(1)    is exempted from the charge to Irish income tax under a Treaty in force between Ireland and the country in which the Lender is resident for tax purposes; or
(2)    would be exempted from the charge to Irish income tax under a Treaty signed between Ireland and the country in which the Lender is resident for tax purposes if such a Treaty had the force of law by virtue of section 826(1) TCA when the interest was paid;
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provided that in the case of both paragraphs (A) and (B) above such interest is not paid to the body corporate in connection with a trade or business which is carried on in Ireland by it through a branch or agency; or
(iii)    a company that is incorporated in the US and is taxed in the US on its worldwide income, provided that such interest is not paid to the US company in connection with a trade or business which is carried on in Ireland by it through a branch or agency; or
(iv)    a US limited liability company (“LLC”) where the ultimate recipients of the interest payable to that LLC under a Loan Document are themselves Qualifying Lenders within paragraphs (ii) or (iii) of this definition and the business conducted through the LLC is so structured for non-tax commercial reasons and not for tax avoidance purposes, provided such interest is not paid to the LLC or the ultimate recipients of the interest in connection with a trade or business which is carried on in Ireland through a branch or agency;
(v)    a body corporate:
(A)    which advances money in the ordinary course of a trade which includes the lending of money;
(B)    in whose hands the interest payable in respect of money so advanced is taken into account in computing the trading income of such company; and
(C)    which has complied with the notification requirements under section 246(5)(a) TCA; or
(vi)    a Treaty Lender.
Relevant Territory means: (a) member state of the European Union (other than Ireland); or (b) not being such a member state, a territory with which Ireland has a Treaty in force by virtue of section 826(1) TCA; or (c) not being a territory referred to in (a) or (b) of this definition, a territory with which Ireland has signed such a Treaty which will come into force once all the ratification procedures set out in section 826(1) TCA have been completed.
Retroactive Letter of Credit has the meaning given to such term in Section 3.3
Revenue Commissioners means the Revenue Commissioners of Ireland.
Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit required to be reimbursed by the Applicant pursuant to this Agreement.
Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings (including backup withholding), and any interest and penalties and other additions to taxes with respect to the foregoing.
TCA means the Taxes Consolidation Act 1997 of Ireland (as amended).
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Termination Date means the earlier to occur of (a) December 22, 2027; provided, however, that the Commitment shall automatically be extended for additional one-year terms unless the Bank or the Applicant provided the other party at least 120 days written notice of its desire not to extend before the then applicable Termination Date; and (b) the date on which the Commitment terminates pursuant to Section 2.5.
Treaty Lender means a Lender (other than a Lender falling within paragraph (ii), (iii) or (iv) of the definition of Qualifying Lender) which:
(a)    is treated as a resident of a Treaty State for the purposes of the Treaty;
(b)    does not carry on a business in the Ireland through a permanent establishment with which that Lender's participation in this Agreement is effectively connected; and
(c)    fulfils any other conditions which must be fulfilled under the relevant Treaty by residents of that Treaty State in order for such residents to obtain exemption from tax imposed by Ireland on interest, subject to the completion of any necessary procedural formalities.
Treaty State means a jurisdiction having a double taxation agreement (a "Treaty") with Ireland which makes provision for full exemption from tax imposed by Ireland on interest.
(b)Section 2.1 of the Existing Master L/C Agreement is hereby amended and restated in its entirety to read as follows:
2.1     Issuance of Letters of Credit.
(a)    Subject to the terms and conditions of this Agreement, the Bank agrees to issue Letters of Credit in Dollars (or in British Pounds, Canadian Dollars, Euros, Australian Dollars or Japanese Yen using a conversion rate reasonably acceptable to Bank in consultation with the Applicant) from time to time for the account of the Applicant; provided that:
(i)    after giving effect to such Letter of Credit, the aggregate Stated Amount of all Letters of Credit issued under this Agreement shall in no event exceed the Commitment;
(ii)    such Letter of Credit is Cash Collateralized;
(iii)    such Letter of Credit is issued on or before the Termination Date; and
(iii)    the terms and provisions of each Letter of Credit and the Application therefor shall be satisfactory to the Bank in its discretion.
(b)    On the date hereof, the Existing Letters of Credit shall be rolled over and shall be deemed to be Letters of Credit that have been issued pursuant to this Section 2.1, and accordingly, the Existing Letters of Credit shall be entitled to receive all of the benefits of, and be bound by, the terms contained herein and in the other Loan Documents, it being understood that any accrued and unpaid fees associated with the Existing Letters of Credit shall remain due and owing following such roll over.
(c)The following Section 2.5 is hereby added to the Existing Master L/C Agreement in its entirety:
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2.5    Termination, Reduction and Increase of the Commitment.
(a)    The Commitment shall terminate automatically on the Termination Date.
(b)    From time to time, the Applicant may request increases or decreases to the Commitment (each, a “Commitment Adjustment”) which shall be effective upon satisfaction of the following conditions:
(i)    the Applicant shall have delivered a Commitment Notice to the Bank at least five (5) Business Days prior to the requested effective date of such Commitment Adjustment unless otherwise approved by the Bank (the “Commitment Notice Period”);
(ii)    each Commitment Adjustment shall be in increments of $5,000,000 and shall not occur more frequently than once in each calendar month unless otherwise approved by the Bank;
(iii)    the sum of the Commitment (after giving effect to such Commitment Adjustment) plus the Greenlight Re Commitment shall in no event exceed $300,000,000;
(iv)    no Event of Default shall have occurred and be continuing as of the effective date of such Commitment Adjustment;
(v)    after giving effect to any Commitment Adjustment, the Stated Amount of all Letters of Credit issued under this Agreement shall not exceed the revised Commitment; and
(vi)    the Applicant shall have received a countersigned Commitment Notice from the Bank, it being understood as follows: (A) the Bank may need to receive internal credit approval for any Commitment Adjustment; (B) the Bank will use commercially reasonable efforts to return the countersigned Commitment Notice within the Commitment Notice Period; (C) no Commitment Adjustment will be effective until the Applicant’s receipt of such countersigned Commitment Notice even if received after the Commitment Notice Period has ended; (D) the Applicant shall provide prompt written notice to the Bank if it desires to withdraw any previously delivered (but not yet effective) Commitment Notice and (E) the Bank shall have no obligation to agree to any such Commitment Adjustment if the conditions set forth in this Section 2.5(b) or Section 2.5(c) are not satisfied.
(c)    Concurrently with the termination or any reduction of the Commitment to zero, the Applicant shall pay all accrued and unpaid letter of credit fees on the Commitment. For the avoidance of doubt, the requirement for each Letter of Credit to be Cash Collateralized as set forth herein shall survive the termination or reduction of the Commitment until such time as each such Letter of Credit expires or is permanently terminated in accordance with its terms.
(d)The following Section 3.8 is hereby added to the Existing Master L/C Agreement in its entirety:
3.8    Retroactive Letters of Credit. If the Applicant so requests in any applicable Application, the Bank may agree to issue a Letter of Credit with an effective date that is before the issuance date of such Letter of Credit (each, a “Retroactive Letter of Credit”). Notwithstanding anything in this Agreement or the other Loan Documents to
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the contrary, (a) the letter of credit fees set forth in Section 5 shall be deemed to accrue on a Retroactive Letter of Credit as of the effective date thereof, and such accrued fees shall be due and payable in arrears on the last day of the calendar quarter in which such Retroactive Letter of Credit is issued; (b) all Retroactive Letters of Credit shall be Cash Collateralized simultaneously with the issuance thereof and (c) the expiry date of any Retroactive Letter of Credit will be determined based upon the effective date of such Retroactive Letter of Credit regardless of the issuance date thereof.
(e)Section 5 of the Existing Master L/C Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 5    FEES. The Applicant agrees to pay to the Bank the following letter of credit fees: (a) upon the issuance of a Letter of Credit, an issuance fee for each Letter of Credit equal to 0.25% of the initial Stated Amount of such Letter of Credit and (b) on each one-year anniversary of the issuance of each Letter of Credit, a letter of credit fee equal to 0.25% of the average daily undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, at the Bank’s election, (i) the rate applicable to each Letter of Credit shall be increased by 3% at any time that an Event of Default exists and (ii) the Bank reserves the right to change any such fee with the written consent of the Applicant, it being understood that a change in such fees may be required (with the written consent of the Applicant) upon any substantive amendment to this Agreement, including, without limitation, removal of the Cash Collateral requirement. The letter of credit fee set forth in clause (b) above shall be payable in arrears on the last day of each calendar quarter and on the date on which such Letter of Credit expires or is terminated for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated. In addition, with respect to each Letter of Credit, the Applicant agrees to pay to the Bank (i) such fees and expenses as the Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by the Applicant and the Bank.
(f)Section 6 of the Existing Master L/C Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 6     COMPUTATION OF INTEREST AND FEES. All interest hereunder shall be computed for the actual number of days elapsed on the basis of a year of 365/366 days. All fees hereunder shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The interest rate applicable to Letter of Credit reimbursement obligations shall change simultaneously with each change in the Prime Rate
(g)Section 7 of the Existing Master L/C Agreement is hereby amended by adding the following Sections 7.4 through and including Section 7.9 thereto in their entirety:
7.4    Taxes. All payments by the Applicant hereunder shall be made free and clear of and without deduction for any present or future Taxes imposed by any taxing authority, except as required by applicable law, rule or regulation, but excluding (a) franchise taxes, (b) taxes imposed on or measured by the Bank’s net income or receipts (however denominated), (c) any withholding Tax imposed by Ireland on a payment, if on the date on which the payment falls due, the payment could have been made to the recipient without such withholding Tax if the recipient were a Qualifying Lender on such date, but on such date (i) such recipient is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, double taxation
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agreement or treaty, or any published practice or concession of any relevant taxing authority or (ii) the relevant Lender is a Treaty Lender and the Applicant is able to demonstrate that the payment could have been made to the recipient without such withholding Tax had the Lender complied with its obligations under Section 7.8, and (d) any Taxes imposed under FATCA (such non-excluded Taxes being called “Non-Excluded Taxes”).
7.5    Required Withholding or Deduction. If any withholding or deduction from any payment to be made by the Applicant hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Applicant will:
(a)    pay directly to the relevant authority the full amount required to be so withheld or deducted;
(b)    promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and
(c)    if such Tax is a Non-Excluded Tax, pay to the Bank such additional amount as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.
7.6    Non-Excluded Taxes. Moreover, if any Non-Excluded Taxes are directly asserted against the Bank or on any payment received by the Bank hereunder, the Bank may pay such Non-Excluded Taxes and the Applicant will promptly pay such additional amount (including any penalty, interest or expense) as is necessary in order that the net amount received by the Bank after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such additional amount) shall equal the amount the Bank would have received had no such Non-Excluded Taxes been asserted.
7.7    Refunds. If the Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified pursuant to this Section 7 (including by the payment of additional amounts pursuant to this Section 7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 7.7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 7.7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 7.7 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 7.7 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.
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7.8    Exemptions. If the Bank is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement, the Bank shall deliver to the Applicant, at the time or times reasonably requested by the Applicant, such properly completed and executed documentation reasonably requested by the Applicant as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Bank, if reasonably requested by the Applicant, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Applicant as will enable the Applicant to determine whether or not the Bank is subject to any withholding (including backup withholding) or information reporting requirements and to enable the Applicant to comply with applicable reporting obligations under Irish tax law. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject the Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Bank.
7.9    Qualifying Lenders. Without limiting the generality of the foregoing:
(a)    The Bank hereby represents for the benefit of the Applicant that it is a Qualifying Lender as of the effective date of this Agreement. The Bank agrees to notify the Applicant promptly upon it becoming aware that it ceases to be a Qualifying Lender.
(b)    A Treaty Lender and the Applicant which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Applicant to make that payment without deduction of Irish withholding Tax.
(c)    The Bank shall on request of the Applicant, supply such accurate and correct information as is required to enable the Applicant to comply with its obligations pursuant to sections 891A, 891E, 891F and 891G of the TCA and all regulations made pursuant to those sections.
(h)Section 8 of the Existing Master L/C Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 8    INCREASED COSTS.
8.1    Changes in Law. If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (any of the foregoing, a “Change in Law”):
(a)    affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank’s or such controlling corporation’s policies with respect to capital adequacy) the Bank determines that the amount of such capital is increased as a consequence of this Agreement or the Letters of Credit; or
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(b)    imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank with respect to letters of credit, or imposes on the Bank any other condition affecting this Agreement or the Letters of Credit, and the Bank determines that the result of any of the foregoing is to increase the cost to, or to impose a cost on, the Bank of issuing or maintaining any Letter of Credit or of making any payment or disbursement under any Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank under this Agreement;
then in the case of clauses (a) and (b) within ten days after demand by the Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand and a calculation thereof in reasonable detail), the Applicant shall pay directly to the Bank such additional amount as will compensate the Bank for such increased capital requirement, such increased cost or such reduction, as the case may be. Determinations and statements of the Bank pursuant to this Section 8 shall be conclusive absent manifest error.
8.2    Delays in Requests. Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank’s right to demand such compensation; provided that the Applicant shall not be required to compensate the Bank pursuant to this Section for any increased capital requirements, increased costs incurred or reductions suffered more than nine months prior to the date that the Bank notifies the Applicant of the Change in Law giving rise to such increased capital requirements, increased costs or reductions, and of the Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased capital requirements, increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
8.3    Notice by Bank. The Bank shall promptly notify the Applicant of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in the Bank’s sole judgment, otherwise disadvantageous to the Bank) to mitigate or avoid, any obligation by the Applicant to pay any amount pursuant to this Section 8 (and, if the Bank has given notice of any such event and thereafter such event ceases to exist, the Bank shall promptly so notify the Applicant). Without limiting the foregoing, the Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Applicant of) any such event and such designation will not, in the Bank’s sole judgment, be otherwise disadvantageous to the Bank. The Applicant hereby agrees to pay all reasonable costs and expenses incurred by the Bank in connection with any such designation or assignment.
The provisions of this Section 8 shall survive termination of this Agreement.
(i)The following Section 11.15 is hereby added to the Existing Master L/C Agreement in its entirety:
11.15    Confidentiality. As required by federal law and the Bank’s policies and practices, the Bank may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Bank agrees to maintain as confidential all information provided to them by the Applicant and designated as confidential, except that the Bank may disclose such information (a) to Persons
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employed or engaged by the Bank in evaluating, approving, structuring or administering the Commitment; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.15 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Bank to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Bank’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Bank is a party; (f) to any nationally recognized rating agency that requires access to information about the Bank investment portfolio in connection with ratings issued with respect to the Bank; (g) to any affiliate of the Bank or any other Person who may provide bank products to the Applicant; (h) to the Bank’s independent auditors and other professional advisors as to which such information has been identified as confidential, it being understood that any such person shall be advised of the confidential nature of such information and instructed to keep such information confidential; or (i) that ceases to be confidential through no fault of the Bank. Notwithstanding the foregoing, the Applicant consents to the publication by the Bank of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Bank reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement or other similar agreement between the Applicant and the Bank conflicts with or contradicts this Section 11.15 with respect to the treatment of confidential information, this section shall supersede all such prior or contemporaneous agreements and understandings between the parties.
2.Countersignature; Counterparts. Please indicate your agreement and acceptance to the foregoing by signing below and returning this Side Letter to us. This Side Letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one document. This Side Letter may be authenticated by manual signature, facsimile or other electronic means, all of which shall be equally valid. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
3.Governing Law. THIS SIDE LETTER SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
4.Waiver of Jury Trial. EACH OF THE APPLICANT AND, BY EXECUTION OF THIS SIDE LETTER AND ISSUANCE OF ANY LETTER OF CREDIT, THE BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SIDE LETTER OR ANY APPLICATION, INSTRUMENT, DOCUMENT, AMENDMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES FOLLOW.
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EXECUTION VERSION
The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.
APPLICANT:
GREENLIGHT REINSURANCE IRELAND, DESIGNATED ACTIVITY COMPANY

By:/s/ Patrick O’Brien
Patrick O’Brien, Director

BANK:
CIBC BANK USA
By:/s/ Amanda Buzdum
Amanda Buzdum, Managing Director
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Addendum B to Master Letter of Credit Agreement

This Addendum B to Master Letter of Credit Agreement is made as April 1, 2026 by Greenlight Reinsurance Ireland, Designated Activity Company, a designated activity company incorporated under the laws of Ireland with company number 475022 (the “Applicant”) and CIBC Bank USA (the “Bank”). Reference is hereby made to that certain Master Letter of Credit Agreement dated as of even date herewith between the Applicant and the Bank (the “Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as set forth in the Agreement.
As security for the payment and performance of Applicant’s Liabilities, the Applicant hereby pledges and grants to the Bank a lien on and security interest in account number [*******] maintained with the Bank (the “Account”), and all cash and other amounts on deposit or held therein from time to time, and all interest thereon, and all products and proceeds of the foregoing, including any and all commercial paper given in payment of amounts on deposit in the Account (collectively, the “Cash Collateral”). The Applicant understands and agrees that with respect to the Cash Collateral, the Bank shall have the rights of a secured party under the UCC in effect from time to time. While the Bank has this pledge of and security interest in the Account and the Cash Collateral, the Applicant shall not have the right to withdraw or otherwise direct the disbursement of any Cash Collateral including, without limitation, all cash and other amounts in the Account. In addition, the Applicant agrees that upon the Bank’s payment of any drawing under any Letter of Credit, the Bank may, without demand or notice to the Applicant, automatically charge the Account for the amount of any such drawing as reimbursement to the Bank for such drawing, together with the amount of other Liabilities related thereto. The Applicant understands that the Bank’s right to charge the Account to reimburse itself for drawings under the Letters of Credit shall not affect the Applicant’s obligation to reimburse the Bank for any and all such drawings.
The Bank shall maintain the Account as an interest bearing account bearing interest in an amount equal to the higher of (i) zero percent (0%) and (ii) the Effective Federal Funds Rate minus one half of one percent (0.50%). As used herein, the “Effective Federal Funds Rate” means for any day, a fluctuating interest rate equal for each day during such period to the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal Funds effective rate and (b) 0%, or, if such rate is not so published for any day which is a Business Day, the rate determined by the Bank in its reasonable discretion. Bank’s determination of such rate shall be binding and conclusive absent manifest error.
Upon the Applicant’s written request, any funds contained in the Account in excess of the amounts required by the Agreement shall be delivered by the Bank to the Applicant, but in no event later than three (3) Business Days following the Bank’s receipt of such written request.
Upon full payment and performance to the Bank of all Liabilities, and return of the Letters of Credit to the Bank for cancellation, (i) the security interest granted hereby will automatically terminate, (ii) all rights to the Collateral will revert to the Applicant, (iii) the Bank will return to the Applicant or to such other person as the Applicant may direct, the amount of Cash Collateral remaining in the Account, if any, and (iv) the Bank will execute and deliver to the Applicant all termination statements, releases and other documents (without recourse and without representation or warranty) which the Applicant may reasonably, in each case, request that are necessary to evidence such termination and authorize the filing of any such termination, release or other document executed and delivered by the Bank.
Except as supplemented hereby, the Agreement shall remain in full force and effect. Any reference to the Agreement shall be deemed to include this Addendum. This Addendum shall be
1758535781.4
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governed by and construed in accordance with the laws of the State of New York. The “bank’s jurisdiction”, as such term is used in Section 9-304 of the UCC, is and shall be the State of Illinois.
[The next page is the signature page.]
1758535781.4
251140367v8

EXECUTION VERSION

In Witness Whereof, the Applicant has caused this Addendum to be executed by its duly authorized representatives as of the date first written above.

GIVEN under the common seal of GREENLIGHT REINSURANCE IRELAND, DESIGNATED ACTIVITY COMPANY and delivered as a deed	{COMMON SEAL}
/s/ Patrick O’Brien Signature of director
Patrick O’Brien Print name

/s/ Eamon Brady Signature of secretary
Eamon Brady Print name

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Accepted and Agreed to as of the date first written above.
CIBC Bank USA
By:/s/ Amanda Buzdum
Amanda Buzdum, Managing Director
250430895v17

EXHIBIT I TO MASTER LETTER OF CREDIT AGREEMENT
FORM OF COMMITMENT NOTICE
CIBC Bank USA
120 S. LaSalle St.
Chicago, Illinois 60603
Attention: Amanda Buzdum
Email: amanda.buzdum@cibc.com
________ __, 20__
Reference is made to the Master Letter of Credit Agreement, dated as of April 1, 2026 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “L/C Agreement”), between Greenlight Reinsurance Ireland, Designated Activity Company (the “Applicant”) and CIBC Bank USA (the “Bank”). Capitalized terms used herein without definition are used as defined in the L/C Agreement.
Applicant hereby gives you notice, pursuant to Section 2.5 of the L/C Agreement, that it requests a[n] [increase/decrease] to the Commitment in the amount of $[____]1, effective as of [____]2 (the “Commitment Adjustment”). Following the Commitment Adjustment, the revised Commitment will be $[____]. The undersigned hereby certifies (solely in his/her capacity as an officer of the Applicant and not in an individual capacity) that:
(a)after giving effect to the Commitment Adjustment, the sum of the Commitment plus the Greenlight Re Commitment shall equal $[___]3;
(b)no Event of Default shall have occurred and be continuing as of the effective date of such Commitment Adjustment; and
(c)after giving effect to any Commitment Adjustment, the Stated Amount of all Letters of Credit issued under this Agreement shall not exceed the revised Commitment.
GREENLIGHT REINSURANCE IRELAND, DAC, as Applicant

By:
Name:
Title:

Accepted and agreed as of [___]:

CIBC BANK USA
By:
Print Name:
Title:
1 To be an increment of $5,000,000.
2 To be at least five (5) Business Days after the date of this Commitment Notice and not more frequently than once per calendar month.
3 Not to exceed $300,000,000.
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